Exhibit 10.11

                                        April 20, 2002

Cornell Capital Partners, L.P.

     RE:   CYCO.NET, INC. (THE "COMPANY")

Gentlemen:

     This letter will confirm that Section 2.1(b) of the Equity Line of Credit Agreement dated as of August 2001 between the Company and Cornell Capital Partners, L.P. is hereby deleted in its entirety. Section 2.1(b) was intended to be removed from the final version of the Equity Line of Credit Agreement.

     This letter may be executed in any number of counterparts, all of which shall be deemed an original, and both of which shall constitute one and the same instrument. This letter shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of this letter. In the event of any litigation arising hereunder, the prevailing party or parties shall be entitled to recover its reasonable attorneys' fees and court costs from the other party or parties, including the costs of bringing such litigation and collecting upon any judgments. This letter shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, trustees, successors and assigns.

     If the foregoing correctly sets forth the terms of our agreement, please sign this letter on the line provided below, whereupon it will constitute a binding agreement between us.

                                        Very truly yours,

                                        Cyco.net, Inc.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


Agreed and accepted on
April ___, 2002:


CORNELL CAPITAL PARTNERS, L.P.


By: _______________________________
Name: _____________________________
Title: ____________________________